SIFCO Industries, Inc. completes the acquisition of C*Blade, an Italian forging and machining company serving the energy market
July 1, 2015 – SIFCO Industries, Inc. (NYSE MKT: SIF) announced today that it has completed its acquisition of the Italian-based company C*Blade from Riello Investment Partners. “We’re pleased to have C*Blade as part of the SIFCO family”, said Michael S. Lipscomb, Chairman and Chief Executive Officer. “C*Blade’s best-in-class forging and machining capabilities will extend SIFCO’s global reach and expand our capabilities in our target aerospace and energy markets.” Located in Maniago, Italy, C*Blade has been in business for more than 50 years and specializes in the manufacture of turbine and compressor blades, serving both OEM and aftermarket customers.
In connection with the acquisition, SIFCO has also announced that it has executed a new $45M Credit and Security Agreement. “In addition to funding a portion of the purchase of C*Blade, our new credit agreement provides SIFCO additional capital to support our growth strategy,” said Mr. Lipscomb.
SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, and machining.
Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.
The Company's Form 10-K for the year ended September 30, 2014 can be accessed through its website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.
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Contacts
SIFCO Industries, Inc.
Michael S. Lipscomb, Chairman & CEO, 216-881-8600
www.sifco.com